  Exhibit 99.2

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities and Exchange Act of 1934, the undersigned agree, in any and all capacities pursuant to which they report, to the joint filing on behalf of each of them of the statement to which this Exhibit is attached, and any amendments thereto, and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings.

BCHI HOLDINGS, LLC

Dated: May 8, 2018	By:	/s/ Holcombe T. Green, Jr.
Name: Holcombe T. Green, Jr.
Title: Manager

Dated: May 8, 2018	By:	/s/ Holcombe T. Green, Jr.
Name: Holcombe T. Green, Jr.

Dated: May 8, 2018	By:	/s/ R. Kirby Godsey
Name: R. Kirby Godsey

Dated: May 8, 2018	By:	/s/ Holcombe T. Green, III
Name: Holcombe T. Green, III

Dated: May 8, 2018	By:	/s/ Frank H. Green
Name: Frank H. Green

Dated: May 8, 2018	By:	/s/ Raleigh K. Godsey, Jr.
Name: Raleigh K. Godsey, Jr.

Dated: May 8, 2018	By:	/s/ I. Hunter Godsey
Name: I. Hunter Godsey

Dated: May 8, 2018	By:	/s/ Erica Daniell
Name: Erica Daniell

Dated: May 8, 2018	By:	/s/ Stephanie Shepard
Name: Stephanie Shepard